Exhibit 1.1

LEXINGTON REALTY TRUST

16,000,000 Shares of Beneficial Interest Classified as Common Stock

UNDERWRITING AGREEMENT

Dated: May 10, 2021

LEXINGTON REALTY TRUST

16,000,000 Shares of Beneficial Interest Classified as Common Stock

UNDERWRITING AGREEMENT

May 10, 2021

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Ladies and Gentlemen:

THIS UNDERWRITING AGREEMENT (this “Agreement”) is made as of May 10, 2021, by and between Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., in J.P. Morgan Securities LLC’s and Wells Fargo Securities, LLC’s capacities as agent for JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (the “Forward Counterparties” (in such agency capacities as sellers of Common Shares (as defined below), the “Forward Sellers”), at the request of the Company in connection with the terms of the Forward Sale Agreements (as defined below), hereby confirm their agreement with each of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”) with respect to the sale (subject to Section 21 hereof) by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 16,000,000 shares of beneficial interest of the Company classified as common stock, par value $0.0001 per share (the “Common Shares”) (the “Borrowed Underwritten Securities”) and the grant to the Underwriters acting severally and not jointly, of the option described hereof to purchase up to the number of additional Common Shares set forth in Schedule I hereto (the “Option Securities”).

Any Option Securities sold to the Underwriters by the Forward Sellers pursuant to Section 3 hereof upon exercise of the option described therein are herein referred to as the “Borrowed Option Securities.” Any Option Securities sold to the Underwriters by the Company pursuant to Section 3 hereof upon exercise of such option and any Company Top-Up Option Securities (as defined in Section 21(a) hereof) are herein referred to as the “Company Option Securities.”

The Borrowed Underwritten Securities and the Company Top-Up Underwritten Securities (as defined in Section 3 hereof) are herein referred to as “Underwritten Securities.”

The Company Top-Up Underwritten Securities and the Company Option Securities are herein referred to collectively as the “Company Securities.”

The Borrowed Underwritten Securities and the Borrowed Option Securities are herein referred to collectively as the “Borrowed Securities.”

The Borrowed Securities and the Company Securities are herein referred to as the “Securities.” The Securities are described in the Final Prospectus which is referred to below.

As used herein, the “Forward Sale Agreement” means each letter agreement, dated the date hereof, between the Company and each Forward Counterparty, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreements), of a number of Common Shares equal to the number of Borrowed Underwritten Securities sold by the relevant Forward Seller to the Underwriters pursuant to this Agreement. References herein to the “Forward Sale Agreement” are to the initial Forward Sale Agreement and/or any Option Forward Sale Agreement contemplated in Section 3 below as the context requires. The Forward Sale Agreements are collectively referred to as the “Forward Sale Agreements”.

The Company understands that the Underwriters propose to make a public offering of the Securities on the terms set forth herein as soon as the Underwriters deem advisable after this Agreement has been executed and delivered, it being understood that the Company, the Forward Counterparties, the Forward Sellers and the Underwriters will determine the public offering price per share for the Securities.

Section 1. Description of Securities.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3ASR (File No. 333-253297), which became effective upon filing, covering the registration of the Securities and certain other securities of the Company. Promptly after execution and delivery of this Agreement and the Forward Sale Agreements, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the Securities Act and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act. Any information included in a prospectus and such related prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, together with the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time, the documents otherwise deemed to be a part thereof or included therein by the Securities Act at such time and the Rule 430B Information, are herein called, collectively, the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act is herein referred to as the “ Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the Securities Act or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company pursuant to Rule 424(b), together with the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of execution of this Agreement and any preliminary prospectuses that form a part thereof is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), as supplemented by its Interactive Data Electronic Applications system.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the

Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, as of the time at which such representation, warranty or agreement is made.

Section 2. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company hereby represents and warrants to the Underwriters, the Forward Sellers and the Forward Counterparties as of the date hereof, as of the Forward Sale Time (as defined below), as of the Closing Date referred to in Section 3(c) hereof and as of each Option Closing Date (if any) referred to in Section 3(b) hereof, and agrees with the Underwriters, the Forward Sellers and the Forward Counterparties, as follows:

(1) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2) At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, at each deemed effective date of the Registration Statement with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(3) The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), complied and will comply in all material respects with the requirements of the Securities Act and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4) Each preliminary prospectus (including any prospectus or prospectuses filed as part of the Registration Statement at the time it originally became effective or any amendment thereto), complied when so filed in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(5) As of the Forward Sale Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Forward Sale Time (as defined below),

each preliminary prospectus issued at or prior to the Forward Sale Time and the information included on Schedule III hereto all considered together (collectively, the “ Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Forward Sale Time” means 10:30 P.M. (Eastern time) on May 10, 2021 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “road show” (as defined in Rule 433(h)) that is not required to be filed with the Commission pursuant to Rule 433(d)(8)(i)), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(6) Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified, or did not, does not and will not include or, when considered together with the Registration Statement, the Disclosure Package and the Prospectus and all amendments and supplement thereto, and all other Issuer Free Writing Prospectuses and all amendments and supplements thereto, will include an untrue statement of a material fact or did not, does not or will not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at such time, not misleading.

(7) The representations and warranties in subsections 1 through 6 of this Section 2 shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Underwriters expressly for use therein (the “Underwriters’ Information”). The parties acknowledge and agree that the Underwriters’ Information consists solely of the following information: (i) the names of the Underwriters on the cover page and the back cover page of the Prospectus; (ii) the first sentence of the fourth paragraph under “Underwriting” on p. S-11; (iii) the fifth paragraph on page S-11; and (iv) the first paragraph, the second paragraph and the third paragraph under the subheading “Price Stabilization, Short Positions” under “Underwriting” on pages S-14 and S-15.

(8) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, as of such date, complied and will comply in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(9) At the time of filing of the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act.

(10) The descriptions in the Registration Statement, the Disclosure Package and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described or filed as required; there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Subsidiary (as defined below) is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described; there are no statutes or regulations applicable to the Company or any Subsidiary or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any Subsidiary of a character required to be disclosed that are not so described therein as required; all agreements between the Company or any Subsidiary and third parties expressly referenced in the Registration Statement, the Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors’ rights and by general equity principles; there are no business relationships or related-party transactions involving the Company or any Subsidiary required to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been so described as required.

(11) Deloitte & Touche LLP, who audited the financial statements and supporting schedules of the Company and its Subsidiaries for its fiscal years ended December 31, 2020, December 31, 2019 and 2018, which are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(12) The financial statements of the Company and its Subsidiaries (collectively, the “Company Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and any financial statements required by Rule 3-14 of Regulation S-X (the “Acquisition Financial Statements”), which are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated, or, if applicable, with respect to the Acquisition Financial Statements, the respective property or tenant; and all such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Exchange Act, except as disclosed therein and that unaudited financial statements may not contain all footnotes required by GAAP and subject, in the case of unaudited financial statements, to normal year-end audit adjustments. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. There are no financial statements or schedules required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act, which are not so included or incorporated. If applicable, the unaudited pro forma financial information (including the related notes) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and its consolidated Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No pro forma financial information is required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus which is not so included or incorporated. Any non-GAAP financial measures, as defined under Regulation G of the Exchange Act (“Regulation G”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are permitted for use in documents filed with the Commission and comply with Regulation G and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The ratio of earnings to fixed charges, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus has been calculated in accordance with Item 503(d) of Regulation S-K. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(13) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by any of the Company or the Subsidiaries, which are material with respect to the Company and the Subsidiaries, considered as one enterprise, and (C) except as disclosed in the Company’s press releases, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(14) The Company has been duly organized and is an existing statutory real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust or other) to own and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(15) Exhibit 21 of the Company’s most recent Annual Report on Form 10-K, attached hereto as Exhibit B, together with supplements noted in Exhibit B (which may be modified from time to time by the Company upon notice to the Underwriters in writing on or prior to the date hereof), is a true, correct and complete list, as of the date hereof, of all of the subsidiaries of the Company controlled directly or indirectly by the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”), including the jurisdiction of incorporation or organization of each such Subsidiary and including each Subsidiary that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X. For the avoidance of doubt, the term “Subsidiary” as used in this Agreement and the Exhibits hereto includes, without limitation, Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”).

(16) Each Subsidiary has been duly incorporated or formed, as the case may be, and each is existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, partnership, trust or other) to own or lease its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect, each Subsidiary is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. All of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the equity interests of each Subsidiary owned by the Company or another Subsidiary, directly or through subsidiaries, are owned free from security interests, liens, claims, encumbrances and defects, except (i) as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or (ii) where such security interests, liens, claims, encumbrances and defects would not have a Material Adverse Effect. Immediately prior to the consummation of the transactions contemplated hereby, the Company owns the sole general partnership interest and a majority of the limited partnership interests in LCIF.

(17) The Company’s authorized, issued and outstanding shares of beneficial interest of the Company as of March 31, 2021 are as set forth in the Company’s Quarterly Report on Form 10Q for the quarter ended March 31, 2020 (No. 00112386), filed with the Commission on May 7, 2021. As of May 5, 2021, 277,628,373 Common Shares were issued and outstanding. This Agreement, the Forward Sale Agreements and the issuance and sale of the Securities hereunder has been duly authorized by all appropriate action of the Company, all outstanding shares of beneficial interest of the Company are, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date and each Option Closing Date, if any, such Securities will be, validly issued, fully paid and non-assessable and will conform to the description thereof contained or incorporated by reference in the Disclosure Package and the Prospectus; except as provided in the Company’s Amended and Restated Dividend Reinvestment and Direct Shares Purchase plan or as described in the Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company, and the shareholders of the Company have no preemptive or similar rights with respect to any shares of beneficial interest of the Company.

(18) Except as described in the Registration Statement, the Disclosure Package and the Prospectus or as provided herein, there are no contracts, agreements or understandings between the

Company or the Subsidiaries and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

(19) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(20) The Company Securities and the Common Shares, if any, to be issued pursuant to the Forward Sale Agreements will be approved for listing on the New York Stock Exchange (the “NYSE”) on or prior to the Closing Date, subject to final notice of issuance.

(21) No consent, approval, license, authorization, certificate, permit or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Forward Sale Agreements including the valid authorization, issuance, sale and delivery of the Securities, except such as may be required under the Securities Act, the Exchange Act, the rules of the NYSE and state securities laws.

(22) The execution, delivery and performance of this Agreement or the Forward Sale Agreements and the issuance and sale of the Securities or the issuance, sale and delivery of the Common Shares upon settlement of the Forward Sale Agreement, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their Properties (as defined below), or any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the Properties, as defined below, of the Company or any Subsidiary is subject, or the charter, by-laws, partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company or any Subsidiary, and the Company has full power and authority to authorize, issue, sell and deliver the Securities as contemplated by this Agreement or the Forward Sale Agreements.

(23) This Agreement and the Forward Sale Agreements have been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(24) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company, its Subsidiaries, and the joint ventures in which the Company and its Subsidiaries have an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company or the applicable Subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Subsidiaries hold any leased real or personal property leased by them under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

(25) The Company and the Subsidiaries possess adequate permits, licenses, franchises, certificates, authorities, consents, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now conducted by them or contemplated by the Registration Statement, the Disclosure Package and the Prospectus and have not received any notice of proceedings relating to the revocation or modification of any such permits, licenses, franchises, certificates, authorities, consents, orders or approvals that, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(26) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(27) The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, the material inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property as being owned or licensed by them and which are necessary for the conduct of their respective businesses as currently conducted (collectively, “Intellectual Property”), and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property as licensed to the Company or the Subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. Except as would not be reasonably likely to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any Subsidiary infringes or otherwise violates, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and the

Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company or any Subsidiary is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or such Subsidiary, as applicable. None of the Intellectual Property or material technology (including information technology and outsourced arrangements) owned or employed by the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any material contractual obligation binding on the Company or the relevant Subsidiary or, to the knowledge of the Company, otherwise in material violation of the rights of any persons.

(28) Except as (x) otherwise described in the Registration Statement, the Disclosure Package and the Prospectus or (y) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to the knowledge of the Company, the Properties are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”), and the Company and the Subsidiaries are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any Subsidiary; or that the Company or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company or any Subsidiary is liable for any contamination of the environment, contamination of the Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. In the ordinary course of its business, the Company and the Subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries.

(29) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective Properties that, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Forward Sale Agreements, or which are otherwise material in the context of the offering, issuance, sale and delivery of the Securities; and no such actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated.

(30) The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any of the Subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, or any of the Subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(31) Neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of any proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, neither will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(32) The Company and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (A) its respective declaration of trust, by-laws, certificate of limited partnership, partnership agreement or operating agreement, as the case may be, or (B) in the performance or observance of any material obligation, agreement, covenant or condition contained in any material license, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company or such Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of (B) where such breach, default or event would not have a Material Adverse Effect.

(33) Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon, except where failure to so file or pay would not have a Material Adverse Effect; and no tax deficiency has been asserted against the Company or any Subsidiary, nor, to the knowledge of the Company, is any tax deficiency likely to be asserted against the Company or any Subsidiary; all tax liabilities, if any, are adequately provided for on the respective books of the entities.

(34) Commencing with its taxable year ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code; no transaction or other event has occurred which could reasonably be expected to cause the Company not to be able to qualify as a REIT for its taxable years ending December 31, 2020 or future years.

(35) Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(36) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the executive officers or trustees of the Company or any of their family members.

(37) The Company and its affiliates have not distributed and will not distribute, prior to the completion of the Underwriters’ distribution of the Securities, any written offering materials in connection with the offer and sale of the Securities other than (i) the Registration Statement, (ii) the Prospectus and (iii) the Issuer General Use Free Writing Prospectuses set forth on Schedule II hereto, if any.

(38) None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any Subsidiary, and none of their trustees, managers, officers or employees is connected with the Company or any Subsidiary as a promoter, selling agent, voting trustee, officer or employee.

(39) The Company is in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended from time to time.

(40) The Company is in material compliance with the current listing standards of the NYSE and has made all material filings and/or certifications to the NYSE on a timely basis.

(41) The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the specified time periods, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(42) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Company’s most recent Annual Report on Form 10-K and any of the Company’s Quarterly Reports on Form 10-Q filed subsequent to such Annual Report, which are incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus, accurately and fully describes, or will when filed accurately and fully describe, in each case in all material respects: (i) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”), (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of trustees, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with the Company’s independent accountants with regard to such disclosure.

(43) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, the Company’s auditors and the audit committee of the board of trustees of the Company (or persons fulfilling the equivalent function) have not been advised of (i) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial reporting or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(44) Since the date of the filing of the Company’s most recent Annual Report on Form 10-K, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such control over financial reporting.

(45) Neither the Company’s nor any Subsidiary’s performance of its respective obligations under its joint venture agreements nor the consummation of any transactions contemplated thereby nor the fulfillment of the terms thereof by the Company or a Subsidiary will conflict with or, result in a breach or violation of (A) the charter, by-laws, partnership agreement, operating agreement, limited liability company certificate or certificate of limited partnership of the Company or any Subsidiary; (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such Subsidiary is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its or their properties or, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except in the case of (B) and (C) where such conflict, breach, violation, creation or imposition, as the case may be, would not have a Material Adverse Effect.

(46) The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Declaration of Trust and By-laws of the Company and the requirements of the NYSE.

(47) The Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus.

The Common Shares conform to all statements relating thereto contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(48) Each of the Company and the Subsidiaries has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of applicable law.

(49) Neither the Company nor any Subsidiary, nor any trustee, director or officer of the Company or any Subsidiary, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any such Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and the Subsidiaries and, to the knowledge of the Company, their affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor any of its subsidiaries will use, directly or indirectly, any proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery and anti-corruption laws.

(50) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(51) Neither the Company nor any of the Subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company and the Subsidiaries will not directly or indirectly use any proceeds from the sale of Common Shares under this Agreement or the Forward Sale Agreements, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(52) Except as set forth in the Company’s financial statements, each of the Company and the Subsidiaries do not have any material liabilities under the Employee Retirement Income Security Act of 1974, as amended and the regulations and published interpretations thereunder (collectively, “ERISA”), or Section 4975 of the Code.

(53) Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(54) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Underwriters or any of their affiliates.

(55) All of the information provided pursuant to this Agreement and the Forward Sale Agreements, if any, to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110, 5190 and NASD Conduct Rule 2720 is true, complete and correct in all material respects. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i). Neither the Company nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

(56) Neither the Company nor any Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(57) Except as otherwise disclosed in the Prospectus, the Company and the Subsidiaries and any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or such Subsidiary or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company and the Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or the Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by either the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(58) Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that is was false or misleading.

(59) The Company and the Subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or any other piece of information that reasonably allows for the identification of such natural person or his or her family. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except for those that may be remedied without any material cost to the Company. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(60) The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary, to the knowledge of the Company: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(61) A number of Common Shares equal to the Shares Cap (as defined in the Forward Sale Agreements, in the aggregate) under the Forward Sale Agreements have been duly authorized and reserved for issuance upon settlement of the Forward Sale Agreements or pursuant to an Acceleration Event (as defined in the Forward Sale Agreements) and, when issued and delivered by the Company to the Forward Counterparties pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparties pursuant to the terms of the Forward Sale Agreements, the Common Shares so issued and delivered will be validly issued, fully paid and non-assessable, free and clear of any Lien, and the issuance of such Common Shares will not be subject to any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any one of its subsidiaries or under any agreement to which the Company or any one of its subsidiaries is a party.

(b) Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such Subsidiary to the Underwriters as to the matters covered thereby.

Section 3. Sale and Delivery to The Underwriters; Closing.

(a) Sale of the Underwritten Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Sellers (with respect to the Borrowed Underwritten Securities) and the Company (with respect to any Company Top-Up Underwritten Securities), severally and not jointly, agree to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the Borrowed Underwritten Securities) and the Company (with respect to any Company Top-Up Underwritten Securities), in each case at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Option Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Underwriters shall have an option to purchase pursuant to clause (x) or clause (y) below as applicable, severally and not jointly, up to the number of Option Securities (which may include Borrowed Option Securities or Company Top-Up Option Securities) set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities (the “Option Securities Purchase Price”). Said option may be exercised in whole or in part from time to time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Underwriters to the Company and the Forward Sellers setting forth the aggregate number of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date (as defined below); provided, however, that such Option Closing Date shall not be (i) earlier than the Closing Date (as defined below) or (ii) unless otherwise agreed to by the Company, the Forward Sellers and the Underwriters, earlier than the second or later than the tenth Exchange Business Day after the date on which the option shall have been exercised. As used herein “Exchange Business Day” shall mean a day on which the NYSE is open for trading. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

Following delivery of an exercise notice:

(x) The Company agrees that it will use its commercially reasonable best efforts to, within one Exchange Business Day after such notice is given, execute and deliver to the Forward Sellers additional letter agreements between the Company and each of the Forward Counterparties (the “Option Forward Sale Agreements”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Option Forward Sale Agreements), of a number of Common Shares equal to the aggregate number of Option Securities (which may include Borrowed Option Securities or Company Top-Up Option Securities) being purchased by the Underwriters from the Forward Sellers pursuant to the exercise of such option, on terms substantially similar to the initial Forward Sale Agreements, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to the Forward Counterparties of such Option Forward Sale Agreements, the Forward Counterparties shall promptly execute and deliver such Option Forward Sale Agreements to the Company, and upon such execution and delivery to the Company, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Forward Sellers (or, in the case of any Company Top-Up Option Securities, the Company), hereby agrees to sell to the several Underwriters such number of Option Securities at the Option Securities Purchase Price.

(y) If the Company does not timely execute and deliver the Option Forward Sale Agreements pursuant to clause (x) above, then, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Option Securities with respect to which the option is being exercised at the Option Securities Purchase Price.

(c) If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or the relevant Option Closing Date, as the case may be, as if made as of the Closing Date or such Option Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or the relevant Option Closing Date, (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date or the relevant Option Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 10 hereof on or prior to the Closing Date or the relevant Option Closing Date or the Closing Date or such Option Closing Date shall not have occurred, (v) any of the conditions set forth in Section 3 of the initial Forward Sale Agreements (or the equivalent section of the Option Forward Sale Agreements) shall not have been satisfied on or prior to the Closing Date or the relevant Option Closing Date or (vi) any of the representations and warranties of the Company contained in the Forward Sale Agreements are not true and correct as of the Closing Date or the relevant Option Closing Date as if made as of the Closing Date or such Option Closing Date (clauses (i) through (vi), together, the “Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Securities otherwise deliverable on such date. In addition, in the event a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Securities to be sold by it hereunder in connection with establishing a commercially reasonable hedge position, or (B) in its commercially reasonable judgment either it would be impracticable for such Forward Seller to do so or it would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to such Forward Seller) of more than 200 basis points per annum with respect to all or any portion of such shares to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Date or any Option Closing Date, the aggregate number of Common Shares that such Forward Seller or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

If any of the Forward Seller elects, pursuant to the preceding paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or the relevant Option Closing Date, as the case may be, the total number of Borrowed Securities to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Exchange Business Day prior to the Closing Date or such Option Closing Date. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Securities prior to the Exchange Business Day following notice to the Company of the relevant number of Securities so deliverable in accordance with this paragraph.

(d) Delivery and Payment. Delivery of and payment for the Underwritten Securities or Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the second Exchange Business Day preceding the Closing Date) shall be made at 9:00 A.M. (New York City time) on May 13, 2021, unless postponed to such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, Forward Sellers and the Company (such time and date of payment and delivery being herein called the “Closing Date”) or on any date on which Option Securities are purchased (the “Option Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 9:00 A.M. on each Option Closing Date as specified in the notice from the Underwriters to the Company. Delivery of the Securities shall be made to the Underwriters against the payment by the Underwriters of the purchase price thereof to or upon the order of the applicable Forward Seller (with respect to the Borrowed Securities) or the Company (with respect to the Company Securities), as applicable, by wire transfer payable in immediately available funds to an account specified by the applicable Forward Seller (with respect to the Borrowed Securities) or the Company (with respect to the Company Securities), as applicable. Delivery of the Underwritten Securities and the Option Securities (if exercised) shall be made through the facilities of The Depository Trust Company unless the Underwriters or Forward Sellers shall otherwise instruct.

(e) Denominations; Registration. Certificates for any certificated Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Securities, if any, will be made available for examination and packaging by the Underwriters in the City of New York not later than noon (New York time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

Section 4. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. Prior to the first to occur of the final Option Closing Date or the expiration of the option set forth in Section 3(b), the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will promptly notify the Underwriters, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments and Exchange Act Documents. Prior to the first to occur of the final Option Closing Date or the expiration of the option set forth in Section 3(b), the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Company will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act within forty-eight (48) hours prior to the execution of this Agreement and the Forward Sale Agreements; the Company will give the Underwriters notice of its intention to make any such filing from the execution of this Agreement and the Forward Sale Agreements to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. Upon request, the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of such Registration Statement and each amendment thereto furnished to the Underwriters and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with the sales of the Securities (the “Prospectus Delivery Period”), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company shall comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Forward Sale Agreements and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the case of the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have any such amendment to the Registration Statement declared effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs, prior to the completion of the distribution of the Securities by the Underwriters, an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or, together with the Registration Statement, the Disclosure Package and Prospectus, taken as a whole, included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters, and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission; provided that the prior written consent of the Underwriters or the Company, as the case may be, shall be deemed to have been given in respect of any Issuer General Use Free Writing Prospectuses listed in Schedule II hereto. Any such free writing prospectus consented to by the Underwriters or the Company and the Underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(g) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(i) Use of Proceeds. The Company will use any net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) DTCC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(k) Listing. The Company will use its best efforts to effect the listing of the Company Securities on the NYSE.

(l) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, and will not publicly disclose an intention to, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or convertible for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing; provided, however, that the foregoing restrictions shall not prohibit the Company from filing a shelf registration statement or a prospectus or any amendment or supplement thereto under the Securities Act relating to an “at the market” offering of its Common Shares after the Closing Date so long as no offers or sales are made by the Company pursuant thereto during the Lock-Up Period, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon (x) the exercise of an option or warrant or (y) the conversion of a security, in either case outstanding on the date hereof and referred to (by incorporation by reference or otherwise) in the Disclosure Package and the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company referred to in the Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan, direct stock purchase plan or dividend reinvestment plan referred to in the Disclosure Package and the Prospectus, (E) any limited partner interests in LCIF (“OP Units”) that are issued in exchange for real property or interests therein in the ordinary course of business, or (F) any Common Shares issuable upon conversion of OP Units.

(m) Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to, and in accordance with, the Exchange Act within the time periods required by the Exchange Act.

(n) Preparation of Prospectus. Immediately following the execution of this Agreement and the Forward Sale Agreements, the Company will, subject to Section 4(b) hereof, prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or as the Underwriters and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b), copies of the Prospectus.

(o) REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust” under the Code for so long as the Company intends to so qualify.

(p) Company Not an “Investment Company”. The Company is familiar with the Investment Company Act and will in the future conduct its and each of its Subsidiaries’ affairs in such a manner so as to reasonably ensure that neither it nor its Subsidiaries will be required to register as an “investment company,” as such term is defined in the Investment Company Act.

(q) No Price Stabilization or Manipulation. The Company will not, directly or indirectly, and will use its best efforts to cause its officers, trustees and affiliates not to, prior to the completion of the distribution of the Securities by the Underwriters contemplated by this Agreement and the Forward Sale Agreements, (i) take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities or (ii) sell, bid for, purchase or pay anyone (other than the Underwriters) any compensation for soliciting purchases of the Securities.

Section 5. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, the initial Forward Sale Agreements and the Option Forward Sale Agreements, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement or the Forward Sale Agreements and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters and any charges of DTCC in connection therewith, including any stock or other transfer taxes and any capital duties, stamp duties or other similar duties or taxes payable upon the sale, issuance or delivery of the Securities (other than taxes on the income or commissions of the Underwriters) to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, (vi) the delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6(o) (other than due to the failure to satisfy any conditions therein due to events set forth in Sections 10(a)(ii), (iv), (v) and (vi)) or Section 10(a)(i) or Section 10(a)(iii) hereof (other than due to events set forth in Sections 10(a)(ii), (iv), (v) and (vi))), the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6. Conditions of the Underwriters’, Forward Sellers’ and Forward Counterparties’ Obligations. The several obligations of the Underwriters, Forward Sellers and Forward Counterparties hereunder will be subject to the accuracy and completeness of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) No Stop Orders; Filing of Prospectus. The Registration Statement has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be), no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing and such number of copies of the Prospectus as the Underwriters shall have reasonably requested.

(b) No Material Adverse Change. At the Closing Date (or the applicable Option Closing Date, as the case may be), there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, investment portfolio, business affairs or business prospects of the Company, LCIF and the other Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(c) Opinions of Counsel for Company. Paul Hastings LLP, counsel for the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Counterparties, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, including customary opinions and in a form reasonably acceptable to the Underwriters, and their negative assurance letter, dated the Closing Date, and addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, in a form reasonably acceptable to the Underwriters. Venable LLP, Maryland counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, substantially in the form of Exhibit D. Paul Hastings LLP, tax counsel for the Company, shall have furnished to the Underwriters, the Forward Sellers and the Forward Counterparties, at the request of the Company, their written tax opinion, dated the Closing Date, and addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, including customary opinions and in a form reasonably acceptable to the Underwriters.

(d) Opinion of Counsel for Underwriters. At the Closing Date, the Underwriters, the Forward Sellers and the Forward Counterparties shall have received an opinion and negative assurance letter, dated as of the Closing Date, of Goodwin Procter LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package and the Prospectus and such other related matters as the Underwriters may reasonably request. In giving such opinion and negative assurance letter, Goodwin Procter LLP may rely without investigation, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Venable LLP referred to in Section 6(c) above.

(e) Officer Certificate. At the Closing Date, the Underwriters, the Forward Sellers and the Forward Counterparties shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, substantially in the form of Exhibit C, to the effect that (i) there has been no material adverse change as described in Section 6(b) above, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the obligations of the Company to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) none of the Registration Statement, as of the date it first became effective, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act or as of the Closing Date, or the Disclosure Package, as of the Forward Sale Time, or the Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) CFO Certificate. At the execution of this Agreement, the Underwriters, the Forward Sellers and the Forward Counterparties shall have received a certificate of the Chief Financial Officer of the Company, dated such date, substantially in the form of Exhibit E.

(g) Bring-down CFO Certificate. At the Closing Date, the Underwriters, the Forward Sellers and the Forward Counterparties shall have received a certificate of the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that she reaffirms the statements made in the certificate furnished pursuant to subsection (g) of this Section 6.

(h) Secretary’s Certificate. At the Closing Date, the Underwriters, the Forward Sellers and the Forward Counterparties shall have received a certificate of the Secretary of the Company, dated as of such date, substantially in the form of Exhibit F.

(i) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters, the Forward Sellers and the Forward Counterparties shall have received from Deloitte & Touche LLP, a letter, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(j) Bring-down Comfort Letter. At the Closing Date, the Underwriters, the Forward Sellers and the Forward Counterparties shall have received from Deloitte & Touche LLP, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 6, except that the “specified date” referred to shall be a date not more than one business day prior to the Closing Date.

(k) Approval for Listing. At the Closing Date and each Option Closing Date, if any, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(l) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto signed by each person listed in Schedule IV hereto.

(m) Maintenance of Rating. Since the execution of this Agreement and the Forward Sale Agreements, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Securities (including Borrowed Options Securities and Company Options Securities) on any Option Closing Date that is after the Closing Date, the obligations of the Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 6 and to the further condition that, at the applicable Option Closing Date, the Underwriters shall have received:

(1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, as specified in Section 6(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2) Secretary’s Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Secretary of the Company, as specified in Section 6(h) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(3) Opinions of Counsel for the Company. The opinions and negative assurance letter of (i) Paul Hastings LLP and (ii) Venable LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 6(c) hereof.

(4) Opinion of Counsel for Underwriters. The opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(5) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than one business day prior to such Option Closing Date.

(6) Bring-down CFO Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by the Chief Financial Officer of the Company, as specified in Section 6(g) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(o) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the offering and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement or the Forward Sale Agreements; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement , or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that Sections 2, 7, 8, 9, 13, 14 and 17 hereof shall survive any such termination and remain in full force and effect.

Section 7. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each of the Underwriters, Forward Sellers and Forward Counterparties, their respective officers and employees, their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), their respective selling agents and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), which information is described in Section 2(a)(7) hereof.

(b) Indemnification of Company, Trustees and Officers. Each Underwriter, each Forward Seller and each Forward Counterparty, severally and not jointly, agrees to indemnify and hold harmless the Company, its trustees, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters expressly for use therein, which information is described in Section 2(a)(1) hereof.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party for the fees and expenses of counsel in accordance with such request prior to the date of such settlement.

Section 8. Contribution.

(a) If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, Forward Sellers and Forward Counterparties, on the other hand, from the offering of the Securities pursuant to this Agreement or the Forward Sale Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, Forward Sellers and Forward Counterparties, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Company, on the one hand, and the Underwriters, Forward Sellers and Forward Counterparties, on the other hand, in connection with the offering of the Securities pursuant to this Agreement and the Forward Sale Agreements shall be deemed to be in the same respective proportions as (i) the total net proceeds from the sale of the Securities pursuant to this Agreement and the

Forward Sale Agreements (before deducting expenses) received by the Company, (ii) the total commissions or underwriting discounts received by the Underwriters and Forward Sellers and (iii) the total spread net of any costs associated therewith as reasonably determined by such Forward Counterparty in connection with the Securities underwritten by it and distributed to the public, in each case as set forth on the cover of the Prospectus.

(c) The relative fault of the Company, on the one hand, and the Underwriters, Forward Sellers and Forward Counterparties, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, Forward Sellers and Forward Counterparties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company, the Underwriters, the Forward Sellers and the Forward Counterparties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters, Forward Sellers and Forward Counterparties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 8, the Underwriters, the Forward Sellers and the Forward Counterparties shall not be required to contribute any amount in excess of the amount of the total commissions or underwriting discounts received by such Underwriter, Forward Seller or the amount of the total spread net of any costs associated therewith as reasonably determined by such Forward Counterparty in connection with the Securities underwritten by them and distributed by them to the public. The Underwriters’, Forward Sellers’ and Forward Counterparties’ obligations to contribute pursuant to this Section 8 shall be several in proportion to their respective purchase obligations hereunder and not joint.

(f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) For purposes of this Section 8, each person, if any, who controls an Underwriter, Forward Seller or Forward Counterparty within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriters’, Forward Sellers’ and Forward Counterparties’ Affiliates and selling agents shall have the same rights to contribution as the Underwriters, Forward Sellers and Forward Counterparties, and each trustee of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 9. Representations, Warranties and Agreements to Survive . All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect (i) regardless of any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, or any person controlling the Underwriters, any officers or trustees of the Company or any person controlling the Company, and (ii) shall survive delivery of, and payment for, the Securities to the Underwriters.

Section 10. Termination of Agreement.

(a) Termination. The Underwriters in their absolute discretion may terminate this Agreement , by notice to the Company, as hereinafter specified at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement and the Forward Sale Agreements or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities as contemplated by the Disclosure Package, or (iii) if trading in the securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that Sections 2, 7, 8, 9, 13, 14 and 17 shall survive such termination and remain in full force and effect.

Section 11. Default by the Underwriters.

(a) If any Underwriter or Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Underwritten Securities or Option Securities which it is obligated to purchase under this Agreement, and if the Underwritten Securities or Option Securities with respect to which such failure to purchase relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Underwriters pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Underwritten Securities or Option Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Underwritten Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Underwriters in their sole discretion shall make.

(b) In the event the aggregate number of Default Securities exceeds 10% of the number of Underwritten Securities or Option Securities, as the case may be, the Underwriters may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter who so agrees) to purchase the Default Securities on the terms contained herein. In the event that within five calendar days after such default the Underwriters do not arrange for the purchase of the Default Securities as provided in this Section 11, this Agreement or, in the case of a default with respect to the Option Securities, the obligations of the Underwriters to purchase and of the Company to sell such Option Securities shall thereupon terminate, with no liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8, 9 and 10) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and the Company for damages occasioned by its default hereunder.

(c) In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Underwriters or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of the Underwriters’ counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Underwritten Securities and Option Securities

Section 12. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, New York 10179; Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, NY 10001; KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, OH 44114; with a copy to Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, Attention: Mark Schonberger, Esq.; notices to the Company shall be directed to it at Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119, Attention: Joseph S. Bonventre, Esq., General Counsel, fax no. (212) 594-6600, with a copy to Paul Hastings LLP, 200 Park Avenue, New York, NY 10166, Attention: Frank Lopez & James M. Shea, Jr.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

Section 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

Section 15. Effect of Headings. The Section and Exhibit Headings herein are for convenience only and shall not affect the construction hereof.

Section 16. Absence of Fiduciary Relationship. The Company hereby acknowledges and agrees:

(a) The Underwriters are acting solely as underwriters in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and each Underwriter, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Underwriters have advised or are advising the Company on other matters, and the Underwriters do not have any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, the Underwriters are and have been acting solely as principals and not as fiduciaries, advisors or agents of the Company or LCIF or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party

(d) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and they have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate;

(e) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Underwriters do not have any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of Company.

Section 17. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 19. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If a section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 21. Issuance and Sale by Company.

(a) In the event that any of the Forward Sellers elects not to borrow Securities, pursuant to Section 3 hereof, or any of the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Underwritten Securities or Borrowed Option Securities, as applicable, to be sold by it to the Underwriters on the Closing Date or the relevant Option Closing Date, as applicable, and deliverable by such Forward Seller hereunder, or any of the Forward Sellers determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Securities to be sold by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it would be impracticable for such Forward Seller to do so or it would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to the Forward Seller) of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, then, upon notice by such Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Exchange Business Day immediately preceding the Closing Date or the relevant Option Closing Date, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of Common Shares equal to the number of Borrowed Underwritten Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Underwriters shall have the right to postpone the Closing Date or the relevant Option Closing Date, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Any Common Shares sold by the Company to the Underwriters pursuant to this Section 21(a) in lieu of any Borrowed Underwritten Securities are referred to herein as the “Company Top-Up Underwritten Securities.” Any Common Shares sold by the Company to the Underwriters pursuant to this Section 21(a) in lieu of any Borrowed Option Securities in respect of which Option Forward Sale Agreements have been executed are referred to herein as the “Company Top-Up Option Securities.”

(b) No Forward Counterparty nor the Forward Seller shall have any liability whatsoever for any Borrowed Underwritten Securities or Borrowed Option Securities that a Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all the Conditions with respect to a Forward Counterparty and the Forward Seller are not satisfied on or prior to the Closing Date or the relevant Option Closing Date or any additional time of purchase (in respect of any Borrowed Option Securities in respect of which the Option Forward Sale Agreement has been executed), as applicable, and such Forward Seller elects pursuant to Section 3 hereof not to deliver and sell to the Underwriters the Borrowed Underwritten Securities or Borrowed Option Securities, as applicable, deliverable by such Forward Seller hereunder, or (ii) a Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Securities to be sold by it hereunder in connection with establishing a commercially reasonable hedge position or (B) in its commercially reasonable judgment either it would be impracticable for such Forward Seller to do so or it would incur a stock loan cost (excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to such Forward Seller) of more than a rate equal to 200 basis points per annum with respect to all or any portion of such shares to do so, it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

LEXINGTON REALTY TRUST

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President

CONFIRMED AND ACCEPTED, as of the
date first above written:

J.P. MORGAN SECURITIES LLC,
in its capacity as Underwriter and Forward Seller

By:	/s/ Eddy Allegaert
Name: Eddy Allegaert
Title: Managing Director

WELLS FARGO SECURITIES, LLC,
in its capacity as Underwriter and Forward Seller

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.
in its capacity as Underwriter

By:	/s/ Mark Barath
Name: Mark Barath
Title: Director, Equity Capital Markets

JPMORGAN CHASE BANK, N.A.,
in its capacity as Forward Counterparty

By:	/s/ Eddy Allegaert
Name: Eddy Allegaert
Title: Managing Director

WELLS FARGO BANK, N.A.
in its capacity as Forward Counterparty

By:	/s/ Thomas Yates
Name: Thomas Yates
Title: Managing Director

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

May [__], 2021

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Re:	Proposed Public Offering by Lexington Realty Trust

Dear Sirs:

The undersigned, a shareholder and an officer and/or trustee of Lexington Realty Trust, Maryland real estate investment trust (the “Company”), understands that J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. (the “Underwriters”), proposes to enter into the Underwriting Agreement with the Company providing for the public offering of shares of beneficial interests classified as common stock, par value $0.0001 per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or trustee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period of [60] days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Common Shares, or any securities convertible into or convertible or exercisable for Common Shares, or announce the intention to enter into any of the foregoing transactions, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or clause (ii) is to be settled by delivery of Common Shares or other securities, in cash or otherwise, or announce the intention to enter into any of the foregoing transactions; provided that, nothing herein shall prohibit the transfer of Common Shares to the Company upon the exercise of a stock option outstanding on the date hereof to pay the exercise price or tax withholding obligations or upon the vesting of restricted stock or restricted stock units outstanding on the date hereof to pay tax withholding obligations so long as any Common Shares acquired upon the exercise of an outstanding stock option or upon the vesting of outstanding restricted stock or restricted stock units as described above shall be subject to the restrictions set forth in this lock-up letter agreement; provided, further that in each case no filing under Section 16 of the Exchange Act, or other public announcement is required or otherwise made (other than a filing on Form 5 made after the expiration of the Lock-Up Period or a filing on Form 4 required to be filed under the Exchange Act as applicable; provided, however, that if such Form 4 is filed during the Lock-Up Period, such Form 4 shall indicate by footnote disclosure or otherwise the nature of such transfer or that no Common Shares are being sold or otherwise disposed of by the undersigned in connection therewith and that such Common Shares received by any transferee are subject to the terms of this agreement).

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
Signature:

Print Name:

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

[Reference is hereby made to Exhibit 21 of the Company’s most recent Annual Report on Form 10-K together with the supplements noted below and with any supplements and amendments delivered by the Company to the Underwriters.]

Name	Jurisdiction of Organization	Nature of Equity Interests
LEX WHITESTOWN 4600 AWD LLC	DE	Limited Liability Company
LEX WHITESTOWN 4600 AWD 1031 LLC	DE	Limited Liability Company
LEX WHITESTOWN 4900 AWD LLC	DE	Limited Liability Company
LEX WHITESTOWN 4900 AWD 1031 LLC	DE	Limited Liability Company
LEX OCALA 44 LLC	DE	Limited Liability Company
OCALA 44 RRL, LLC	DE	Limited Liability Company
LEX OCALA 44 MANAGER LLC	DE	Limited Liability Company
LRA OCALA 44 LLC	DE	Limited Liability Company
LRA HANCOCK 13 LLC	DE	Limited Liability Company
LEX HANCOCK 13 MANAGER LLC	DE	Limited Liability Company
LEX HANCOCK 13 LLC	DE	Limited Liability Company
HANCOCK 13 RRL, LLC	DE	Limited Liability Company

EXHIBIT C

FORM OF OFFICER CERTIFICATE OF COMPANY

OFFICER CERTIFICATE OF COMPANY

The undersigned, the duly qualified and elected President and Chief Executive Officer and Executive Vice President, Chief Financial Officer and Treasurer, respectively, of Lexington Realty Trust (the “Company”), a Maryland real estate investment trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 6(e) of the Underwriting Agreement dated May [_], 2021 (the “Agreement”), by and between the Company, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. (collectively, the “Underwriters”), that to the knowledge of the undersigned:

(i)       The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)       The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Underwriters).

Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings ascribed to them in the Agreement.

This certificate is to assist the Underwriters and its counsel in conducting and documenting their investigation of the affairs of the Company in connection with the offer and sale of the Securities. Each of Paul Hastings LLP, counsel to the Company, and Goodwin Procter LLP, counsel to the Underwriters, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the ___ day of May, 2021.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

FORM OF OPINION OF MARYLAND COUNSEL

[LETTERHEAD OF VENABLE LLP]

DRAFT

May [__], 2021

J.P. Morgan Securities LLC

JPMorgan Chase Bank, National Association

383 Madison Avenue, 6th Floor

New York, New York 10179

Wells Fargo Securities, LLC

Wells Fargo Bank, National Association

500 West 33rd Street, 14th Floor

New York, NY 10001

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Re: Lexington Realty Trust

Ladies and Gentlemen:

We have served as Maryland counsel for Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the sale of up to [18,400,000] shares (the “Underwritten Shares”) of beneficial interest classified as common stock, par value $.0001 per share (the “Common Stock”), of the Company (including up to [2,400,000] Underwritten Shares that may be purchased by the Underwriters (as defined below) pursuant to an option), pursuant to (i) that certain Underwriting Agreement, dated May [__], 2021 (the “Underwriting Agreement”), by and among the Company, the Forward Counterparties (as defined in the Underwriting Agreement) (or their designated agents), and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets (collectively, the “Underwriters” and, individually, an “Underwriter”), and (ii) the letter agreements, each dated as of May [__], 2021 (collectively, the “Forward Sale Agreements” and, together with the Underwriting Agreement, the “Agreements”), by and between the Company and each of JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association, in their capacities as forward purchasers of Underwritten Shares thereunder (in such capacities, the “Forward Purchasers”). Up to [36,800,000] shares of Common Stock (the “Settlement Shares”) may be delivered by the Company upon settlement of the Forward Sales Agreements and up to [18,400,000] shares of Common Stock (the “Top-Up Shares” and, together with the Settlement Shares, the “Company Shares”), of the Company (including up to [2,400,000] Top-Up Shares that may be purchased by the Underwriters pursuant to an option), may be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement, if such number of Underwritten Shares are not borrowed by the Forward

Sellers from third parties. This firm did not participate in the negotiation or drafting of the Agreements. This opinion is being delivered to you pursuant to Section 6(c) of the Underwriting Agreement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.                  The Registration Statement on Form S-3ASR (No. 333-253297), and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company under the Securities Act of 1933, as amended (the “1933 Act”);

2.                  The Prospectus, dated February 19, 2021 (the “Base Prospectus”), as supplemented by the final Prospectus Supplement, dated as of May [__], 2021 (the “Prospectus Supplement”), in the form in which each was transmitted to the Commission under the 1933 Act;

3.                  The Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.                  The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.                  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.                  The Underwriting Agreement;

7.                  The Forward Sale Agreements;

8.                  Resolutions adopted by the Board of Trustees of the Company, and by a duly authorized committee thereof (collectively, the “Resolutions”), relating to, among other matters, (i) the sale and issuance of the Company Shares pursuant to the Agreements, (ii) the authorization of the execution, delivery and performance by the Company of the Agreements, and (iii) the reservation and issuance of the Settlement Shares issuable pursuant to the Agreements, certified as of the date hereof by an officer of the Company;

9.                  The form of specimen certificate representing the Common Stock (the “Common Certificate”), certified as of the date hereof by an officer of the Company;

10.              The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “10-K”);

11.              A certificate executed by an officer of the Company, dated as of the date hereof; and

12.              Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The Underwritten Shares will not be and have not been, and the Company Shares will not be, issued or transferred in violation of the restrictions or limitations contained in the Declaration of Trust.

The certificates representing the Underwritten Shares or the Company Shares will conform in all material respects to the Common Certificate.

Upon the issuance of any Settlement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Declaration of Trust.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers currently at our firm who have performed legal services on behalf of the Company within the prior twelve months.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.                  The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.                  The Company has the trust power to own, lease and operate its assets and properties and to conduct its business as described in the Prospectus Supplement under the caption “Prospectus Supplement Summary - The Company” and to enter into and perform its obligations under the Agreements.

3.                  The execution, delivery and performance by the Company of the Agreements have been duly authorized by all necessary trust action on the part of the Company. The Agreements have been executed and, so far as is known to us, delivered by the Company.

4.                  The issuance of the Company Shares in accordance with the Agreements has been duly authorized and, when and if issued and delivered pursuant to the terms of the Agreements, against payment therefor as set forth therein, the Company Shares will be validly issued, fully paid and nonassessable.

5.                  The sale and issuance of the Company Shares pursuant to the Agreements are not subject to preemptive rights or other similar rights arising under the Maryland REIT Law, the Declaration of Trust or the Bylaws.

6.                  The execution, delivery and performance of the Agreements by the Company and the consummation of the transactions contemplated in the Agreements (including the use of the proceeds as described in each of the Prospectus Supplement and the Base Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Agreements, do not and will not conflict with or result in a breach or violation of or result in any contravention of, or constitute a default under, (a) the Declaration of Trust or the Bylaws or (b) any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Company.

7.                  The Common Certificate complies with all applicable requirements of the Maryland REIT Law, the Declaration of Trust and the Bylaws.

8.                  We have reviewed the information (i) in the Base Prospectus under the captions “Description of Our Common Shares,” “Description of Our Preferred Shares” and “Restrictions on Transfers of Capital Stock and Anti-Takeover Provisions,” (ii) in the 10-K under the caption “Item 1A. Risk Factors – Risks Related to Our Shares – There are certain limitations on a third party’s ability to acquire us or effectuate a change in our control,” and (iii) in Part II of the Registration Statement in Item 15 and, in each case, to the extent that such information constitutes matters of Maryland law, summaries of Maryland legal matters, summaries of certain provisions of the Declaration of Trust or Bylaws or legal conclusions with respect to matters of Maryland law, such information, is correct in all material respects. The authorized shares of beneficial interest of the Company conform in all material respects to the description thereof in the Base Prospectus under the captions “Description of Our Common Shares” and “Description of Our Preferred Shares.”

9.                  No approval, authorization, consent or other order or registration or filing with any Maryland governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company (other than as may be required under the Maryland securities or blue sky laws, as to which no opinion is expressed) is required in connection with the issuance and sale of the Company Shares or with the consummation by the Company of the transactions contemplated in the Agreements.

10.              The Board has adopted resolutions authorizing the reservation of the Settlement Shares.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that the Agreements are governed by the laws of a jurisdiction other than the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. We have assumed that as of the date any Shares are issued, any proceeds to be used for unspecified general corporate purposes will be invested in cash or cash equivalents and our opinion set forth in paragraph 6 does not address the application of such proceeds after such date. Our opinion expressed in paragraph 6(b) above is based upon our consideration of only those laws, decrees, rules or regulations of the State of Maryland, if any, which, in our experience, are normally applicable to the transactions of the type contemplated under the Agreements. Our opinion expressed in paragraph 9 above is based upon our consideration of only those approvals, authorizations, consents, orders, registrations or filings required by Maryland governmental or regulatory commissions, boards, bodies, authorities or agencies, if any, which, in our experience, are normally applicable to transactions of the type referred to in such paragraph. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the sale and issuance of the Shares on the date hereof. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Paul Hastings LLP, counsel to the Company, and Goodwin Procter LLP, counsel to the Underwriters and the Forward Purchasers, in connection with opinions to be issued by them on the date hereof relating to the sale and issuance of the Shares) without, in each instance, our prior written consent.

Very truly yours,

EXHIBIT E

FORM OF CFO CERTIFICATE

CERTIFICATE OF CHIEF FINANCIAL OFFICER

Pursuant to Section [6(g)] of the Underwriting Agreement, dated as of May [_], 2021 (the “Underwriting Agreement”), by and among Lexington Realty Trust, a Maryland real estate investment trust (the Company”), J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., as the underwriters (collectively, the “Underwriters”), the undersigned, Beth Boulerice, Chief Financial Officer, Executive Vice President, and Treasurer of the Company, hereby certifies that:

1.	As the Company’s Chief Financial Officer, (i) I am responsible for the Company’s accounting and financial matters, (ii) I am familiar with the Company’s financial statements and internal accounting records and (iii) I am familiar with and responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules l3a-l 5(f) and 15d-15(f)).

2.	I was actively involved in the preparation of the financial and other data identified on the copies of certain pages of [the Company’s filings incorporated by reference in the Registration Statement and] the Prospectus attached hereto attached hereto as Exhibit A (the “Covered Data”);

3.	(i) I have made such review and inquiries of the Covered Data as I have deemed necessary to confirm the accuracy and completeness of such data; and (ii) in the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Data is not accurately derived from the Company’s accounting books, the Company’s records or from reliable third party sources, or that such Covered Data does not fairly and accurately state the information presented therein in all material respects.

Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings ascribed to such terms in the Underwriting Agreement.

This certificate is to assist the Underwriters and their counsel in conducting and documenting their investigation of the affairs of the Company in connection with the offer and sale of the Securities. Each of Paul Hastings LLP, counsel to the Company, and Goodwin Procter LLP, counsel to the Underwriters, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Underwriting Agreement

EXHIBIT F

FORM OF SECRETARY’S CERTIFICATE

LEXINGTON REALTY TRUST
SECRETARY’S CERTIFICATE

I, Joseph S. Bonventre, the undersigned, in my capacity as Secretary of Lexington Realty Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Trust”), hereby certify that:

1.	Attached hereto as Appendix A is a true, correct and complete copy of the declaration of trust of the Trust, as in full force and effect on the date hereof;
2.	Attached hereto as Appendix B is a true, correct and complete copy of the bylaws of the Trust, as in full force and effect on the date hereof;
3.	Attached hereto as Appendix C is a true, correct and complete copies of the resolutions duly adopted at a meeting duly called and held, or by unanimous written consent in lieu of a meeting, of the board of trustees of the Trust (the “Board”), dated as of [_______] and of the executive committee of the Board, dated as of [________]; such resolutions, except as set out therein, have not been amended, modified or rescinded and remain in full force and effect in the form adopted; and such resolutions are the only such resolutions adopted by the Board and executive committee of the Board authorizing the execution, delivery and performance of (i) the Underwriting Agreement, dated as of May [_], 2021 (the “Underwriting Agreement”), by and between J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., as the underwriters (collectively, the “Underwriters”) and the Trust, and the transactions mentioned or contemplated therein;
4.	The Underwriting Agreement, as executed and delivered by the Trust, is in substantially the form approved by the Board and executive committee of the Board pursuant to the resolutions referenced above;
5.	The Prospectus is substantially in the form approved by the Board and executive committee of the Board pursuant to the resolutions referenced above;
6.	The minute books and records of the Trust relating to all proceedings of the Board and the shareholders of the Trust made available to Goodwin Procter LLP, as counsel for the Underwriters, and Paul Hastings LLP, as counsel for the Trust, are the original minute books and records of the Trust, or are true copies thereof. Such minute books and records of the Trust made available to such counsel for the Underwriters and such counsel for the Trust are, to the knowledge of the undersigned, true, correct and complete in all material respects. To the knowledge of the undersigned, there have been no material changes, additions or alterations in said minute books and records; and
7.	Each person who, as a trustee or officer of the Trust or an attorney-in-fact of such trustee or officer, signed the (i) Underwriting Agreement, (ii) the Registration Statement and (iii) any other document executed and delivered prior hereto or on the date hereof in connection with the issuance and sale of the Common Shares (a) was duly elected or appointed and qualified as an officer or trustee or was duly appointed as an attorney-in-fact of such duly elected or appointed and qualified trustee or officer, as the case may be, of the Trust, (b) held the office or offices indicated thereon on the date of execution, (c) was duly authorized to take such action, and each signature of such signing trustee, officer or attorney-in-fact (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) is his or her genuine signature, and (d) the undersigned officers and/or trustees of the Trust have been duly elected or appointed and qualified to the position set forth opposite their respective names below, and the signature set forth opposite such officer’s or trustee’s name is the genuine and authentic signature of such officer or trustee.

NAME	POSITION	SIGNATURE
T. Wilson Eglin	Chief Executive Officer and President
Beth Boulerice	Executive Vice President, Chief Financial Officer, and Treasurer
Joseph S. Bonventre	Executive Vice President, Chief Operating Officer, General Counsel and Secretary

8.	Each of Paul Hastings LLP, counsel to the Trust, and Goodwin Procter LLP, counsel to the Underwriters, is entitled to rely on this certificate in connection with the opinions that each firm is rendering pursuant to the Underwriting Agreement.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Underwriting Agreement.

(Signature page follows)

IN WITNESS WHEREOF, I have hereunto signed my name as of the [•] day of May 2021.

Name: Joseph S. Bonventre
Title: Secretary of Lexington Realty Trust

The undersigned, the duly appointed and qualified Chief Executive Officer and President of the Trust, hereby certifies that Joseph S. Bonventre is the Secretary of the Trust and is authorized to execute and deliver this certificate and the Underwriting Agreement on behalf of the Trust, and that his true original signature is set forth above.

Name: T. Wilson Eglin
Title: Chief Executive Officer and President

Schedule I

Underwriter	Total Number of Underwritten Securities to be Purchased	Number of Company Option Securities to be Purchased if Option is Fully Exercised
JP Morgan Securities LLC	5,333,333	800,000
Wells Fargo Securities, LLC	5,333,334	800,000
KeyBanc Capital Markets Inc.	5,333,333	800,000

Forward Seller	Total Number of Borrowed Underwritten Securities	Number of Borrowed Company Option Securities if Option is Fully Exercised
JP Morgan Securities LLC	8,000,000	1,200,000
Wells Fargo Securities, LLC	8,000,000	1,200,000

Schedule II

Issuer General Use Free Writing Prospectuses

None.

Schedule III

Oral Pricing Information that will be conveyed to Purchasers of Common Shares in this Offering

1. The initial public offering price of the Common Shares is: $12.20

Schedule IV

Trustees and Executive Officers Required to Execute Lock-Up Agreements

Joseph S. Bonventre

Beth Boulerice

Patrick Carroll

James Dudley

T. Wilson Eglin

Richard S. Frary

Lawrence L. Gray

Jamie Handwerker

Lara Johnson

Claire A. Koeneman

Brendan Mullinix

Howard Roth